Financial Statements

                  Bruck Plastics Company Profit Sharing Plan

                          December 31, 1993 and 1992

BRUCK PLASTICS COMPANY PROFIT SHARING PLAN


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                             December 31         December 31
                                                1993                1992

ASSETS
 Hanna Stock Fund                               $91,893             $24,536
 Wells Fargo Collective Investment Funds      4,228,126           4,108,256
                                             -----------         -----------
                    TOTAL INVESTMENTS         4,320,019           4,132,792


Receivables:
 Employer contribution receivable               372,000             365,000
 Loans receivable                               248,034             203,940
                                             -----------         -----------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS   $4,940,053          $4,701,732
                                             ===========         ===========





See notes to financial statements.


BRUCK PLASTICS COMPANY PROFIT SHARING PLAN


STATEMENT OF CHANGES IN NET ASSETS
AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                       Three-Way                  S&P          US
                                                          Asset     Growth        500       Treasury       Money
                                             Sweep     Allocation    Stock       Stock     Allocation      Market
                                            Account      Fund        Fund        Fund         Fund          Fund
                                           ---------   ---------   ---------   ---------   -----------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992           $368,929    $665,200    $425,639    $552,058      $879,501    $1,581,928

Investment Income:
   Interest                                     156                                                          19,096
   Mutual fund income
   Gain on sale of investments                           66,672       1,812      20,461       115,058
   Unrealized appreciation of
      investments
                                           ---------   ---------   ---------   ---------   -----------   -----------
                                                156      66,672       1,812      20,461       115,058        19,096

Contributions:
   Employees                                   (532)     16,468      17,307      14,769        13,665        16,009
   Employer matching contribution
   Employer profit sharing contribution      (5,105)     53,569      43,792      47,848        88,341        88,413
   Reverse 1992 employer receivable        (365,000)
   1993 employer receivable                 372,000
                                           ---------   ---------   ---------   ---------   -----------   -----------
                                              1,363      70,037      61,099      62,617       102,006       104,422
Distributions to employees
   partially and wholly with-
   drawn from the plan                      (16,832)     (7,344)     (4,771)     (7,075)       (4,938)     (264,470)

Net transfers (from) to other
   funds                                     26,734    (794,527)   (483,754)   (628,042)   (1,091,553)   (1,440,835)

Administrative expenses                        (181)        (38)        (25)        (19)          (74)         (141)

                                           ---------   ---------   ---------   ---------   -----------   -----------
       NET ADDITIONS                         11,240    (665,200)   (425,639)   (552,058)     (879,501)   (1,581,928)

                                           ---------   ---------   ---------   ---------   -----------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993           $380,169          $0          $0          $0            $0            $0
                                           =========   =========   =========   =========   ===========   ===========




                                           Wellsfunds   Wellsfunds   Wellsfunds    Wellsfunds    Wellsfunds      Hanna
                                             Asset        Growth        Money          S&P        Treasury       Stock
                                           Allocation     Stock        Market          500       Allocation      Fund
                                           ----------   ----------   -----------   -----------   -----------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992                  $0           $0            $0            $0            $0     $24,537

Investment Income:
   Interest
   Mutual fund income                         22,113       18,366        16,742         8,348        62,361
   Gain on sale of investments                 4,794          213                         138         7,754         208
   Unrealized appreciation of
      investments                             19,308       54,618                      27,847       (10,467)      8,264
                                           ----------   ----------   -----------   -----------   -----------   ---------
                                              46,215       73,197        16,742        36,333        59,648       8,472

Contributions:
   Employees                                  18,298       20,872        12,247        19,250        12,819       3,917
   Employer matching contribution                                                                                45,173
   Employer profit sharing contribution                                                                           1,786
   Reverse 1992 employer receivable
   1993 employer receivable
                                           ----------   ----------   -----------   -----------   -----------   ---------
                                              18,298       20,872        12,247        19,250        12,819      50,876
Distributions to employees
   partially and wholly with-
   drawn from the plan                       (75,268)                  (301,453)                    (78,254)     (4,397)

Net transfers (from) to other
   funds                                     849,034      538,426     1,227,615       645,966     1,098,460      12,415

Administrative expenses                          (30)         (16)          (87)          (12)          (44)        (11)

                                           ----------   ----------   -----------   -----------   -----------   ---------
       NET ADDITIONS                         838,249      632,479       955,064       701,537     1,092,629      67,355

                                           ----------   ----------   -----------   -----------   -----------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993            $838,249     $632,479      $955,064      $701,537    $1,092,629     $91,892
                                           ==========   ==========   ===========   ===========   ===========   =========





                                               Loans        Total
                                             ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992             $203,940     $4,701,732

Investment Income:
   Interest                                    16,376         35,628
   Mutual fund income                                        127,930
   Gain on sale of investments                               217,110
   Unrealized appreciation of
      investments                                             99,570
                                             ---------   ------------
                                               16,376        480,238

Contributions:
   Employees                                                 165,089
   Employer matching contribution                             45,173
   Employer profit sharing contribution                      318,644
   Reverse 1992 employer receivable                         (365,000)
   1993 employer receivable                                  372,000
                                             ---------   ------------
                                                    0        535,906
Distributions to employees
   partially and wholly with-
   drawn from the plan                        (12,343)      (777,145)

Net transfers (from) to other
   funds                                       40,061              0

Administrative expenses                                         (678)

                                             ---------   ------------
       NET ADDITIONS                           44,094        238,321

                                             ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993             $248,034     $4,940,053
                                             =========   ============

